Exhibit 99.1

NEWS ANNOUNCEMENT                                                   FOR IMMEDIATE RELEASE

Investor Relations Contact:
Kevin Herzog
VitalStream
949/743-2000
kherzog@vitalstream.com

VITALSTREAM HOLDINGS REPORTS NEW ROUND OF FINANCING AND RESTRUCTURE OF NOTE

                 IRVINE, Calif., October 2, 2003 - VitalStream Holdings Inc. (OTC:VSTH), the parent company of VitalStream Inc., today announced it has received additional financing from certain members of its executive management and investment funds managed by Dolphin Equity Partners (Dolphin). Also, the Company has restructured the $1.1 million in outstanding Convertible Promissory Notes to Dolphin.

                 "This financing and note restructure is the first step in accomplishing our goal of moving the Company onto a major exchange such as the NASDAQ or the AMEX," said Paul Summers, VitalStream president and chief executive officer. "Dolphin's and executive management's investment underscores their respective belief in the future success of VitalStream. In addition, the new equity investment and note restructure will strengthen our balance sheet as well as improve the Company's cash flow from the deferral of interest and dividend payments." A summary of the significant terms of each transaction is as follows:
Note Restructure Highlights:

●	Note Exchange: The existing $1.1 million of Convertible Promissory Notes (the "Old Notes") were exchanged for $1.1 million of Amended and Restated Convertible Promissory Notes (the "New Notes").

●	Maturity date: The maturity date of the New Notes is the earlier to occur of (a) January 15, 2025, or (b) consummation of a change of control transaction.

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Reduction in Interest Rate: Interest accrues on the outstanding principal amount and accrued interest under the New Notes at the rate of 7% per annum, and is compounded monthly. Under the Old Notes, interest accrued on principal only at the rate of 10%, without compounding. Interest accrues until January 15, 2006; after that date, interest does not accrue. Approximately $27,000 of accrued but unpaid interest under the Old Notes was converted into accrued interest under the New Notes.

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Deferred Payment of Interest: Interest is no longer payable at the end of each calendar quarter. Instead, interest on the New Notes is payable at maturity, in cash or upon conversion of the New Notes into common stock (in cash or common stock, at the election of the Company). If a New Note is converted into 2003 Series B Preferred Stock, the interest becomes an accrued dividend. (The terms of the 2003 Series B Preferred Stock are similar to the terms of the 2003 Series A Preferred Stock described in "New Investment" below).

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Conversion: The principal amount of the New Notes is convertible into Series B Preferred Stock (at a rate of 1 share per $1,000 principal amount), any subsequently issued preferred stock (at a rate equal to the sale price of such stock) or common stock (currently at the rate of $.2349 per share, subject to weighted average adjustment for below conversion price issuance).

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Mandatory Conversion upon AMEX/NASDAQ Listing: The terms of the New Notes require the holder to convert into Series B Preferred Stock or common stock if the Company's common stock has become listed on an exchange or NASDAQ or if, upon conversion, as a result of converting the Note (debt) into Preferred Stock (shareholders' equity) the Company's common stock would qualify for listing on an exchange or NASDAQ.

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Prepayment: The New Notes are not prepayable except (a) before October 2006, with a 10% premium, and only if the Company meets certain debt/equity ratio and current ratio tests and (b) after October 2006, at any time with no premium.

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Restrictive Covenants: In connection with issuance of the New Notes, Dolphin agreed to terminate numerous (but not all) restrictive covenants of the Company under the Old Notes, including covenants limiting the Company's ability to make investments or enter into joint ventures, to enter into transactions with affiliates, prepay other indebtedness, to establishing stock option plans or to grant liens on its assets without consent of the holders of the notes. The remaining covenants expire when Dolphin ceases to hold any New Notes or shares of Series A Preferred or Series B Preferred, or when its beneficial ownership is reduced to less than 10% of the outstanding common stock.

New Investment:

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New Investment: Affiliates of Dolphin Equity Partners purchased $550,000 in shares of 2003 Series A Preferred Stock and warrants at a purchase price of $1,000 per unit comprised of one share of Series A Preferred Stock and a warrant to purchase 833⅓ shares of common stock at an exercise price of $0.30 per share. Members of VitalStream's executive management purchased $350,000 in the same securities on the same terms.

●	Dividend Rate: Dividends accrue on the Series A Preferred Stock at the rate of 7% per annum until January 15, 2006; after that date, dividends do not accrue.

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Dividend Payment: Dividends are payable on the Series A Preferred Stock when, as and if determined by the Company's Board of Directors, except payment is required in connection with a conversion to common stock (in cash or common stock, at the election of the Company) or redemption (in cash).

●	Conversion: Shares of Series A Preferred Stock are convertible into common stock at the rate of $0.235 per share, subject to weighted average adjustment for future issuances below conversion price.

●	Redemption: Shares of Series A Preferred Stock are redeemable at the option of the Company at any time after September 30, 2009.

●	The Company must redeem the Series A Preferred Stock in connection with a change of control transaction.

●	Voting Rights: Shares of Series A Preferred Stock vote with the common stock on an as converted basis.

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Restrictive Covenants: The shares of Series A Preferred Stock contain restrictive covenants of the Company identical to those contained in the New Notes, which restrictive covenants expire when Dolphin ceases to hold any New Notes or shares of Series A Preferred or Series B Preferred, or when its beneficial ownership is reduced to less than 10% of the outstanding common stock.

About VitalStream, Inc.

                 VitalStream, Inc., a wholly-owned subsidiary of VitalStream Holdings, Inc. (OTC: VSTH), is a leading provider of products and services that enable the digital broadcast of audio and video content and other communications via the Internet. VitalStream provides audio and video streaming, Web conferencing, advanced media hosting, payment processing, and consulting services. The Company's unique mix of services and technology enable businesses to leverage the global reach of the Internet to distribute their media content to targeted audiences worldwide. For more information regarding VitalStream, Inc., call 800-254-7554 or visit the Company's website at www.vitalstream.com.

Forward-Looking Statements

                 This news release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing future financial and operating results of the Company. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: the risk that the Company's revenue may continue to decrease on a quarter over quarter basis because of a slower than projected growth in the demand for digital broadcast and streaming services, the risks that the Company's existing customers may cease to use the Company's services and/or may not use the Company's services at the projected rate, uncertainties regarding the future demand for our products and services generally, the inability of the Company to compete or the competitive advantage of companies that compete or may compete in our markets, the risk that the Company's operational efficiency may not continue to improve, the risk that the Company may be unable to obtain additional capital necessary to continue operations and fuel growth, the risk that the Company may experience technical or security problems that injure its business or increase its operating costs, and/or uncertainties regarding our ability to pursue our proposed business strategy, including projected listing of the Company's stock on a major exchange. More detailed information about these factors and others is set forth in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2002. Such forward-looking statements speak only as of the date of this release. The Company is under no obligation (and expressly disclaims any obligation) to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.